Calculation of Filing Fee Tables
F-3
Energys Group Ltd
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Ordinary Shares, par value $0.0001 per share	457(o)			$ 200,000,000.00	0.0001381	$ 27,620.00
Fees to be Paid	2	Debt	Debt Securities (Senior or Subordinated)	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	3	Other	Warrants	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	4	Other	Rights	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	5	Other	Units	457(o)			$ 0.00	0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 200,000,000.00		$ 27,620.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 27,620.00
Offering Note
[1]	Pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), the Registrant is registering hereunder an indeterminate number of Class A Ordinary Shares, principal amount of Debt Securities and number of Warrants, Rights or Units as may from time to time be issued at indeterminate prices, with an aggregate initial offering price not to exceed $200,000,000. The registration fee has been calculated on the basis of the maximum aggregate offering price of all securities listed, and the entire registration fee is reflected on the Class A Ordinary Shares line above.

[2]	Included within the $200,000,000 aggregate offering price registered pursuant to Rule 457(o), as described in Note (1). No separate registration fee is required with respect to this line.

[3]	Included within the $200,000,000 aggregate offering price registered pursuant to Rule 457(o), as described in Note (1). No separate registration fee is required with respect to this line. Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required with respect to Class A Ordinary Shares or Debt Securities issuable upon exercise of Warrants or Rights also registered hereunder.

[4]	Included within the $200,000,000 aggregate offering price registered pursuant to Rule 457(o), as described in Note (1). No separate registration fee is required with respect to this line. Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required with respect to Class A Ordinary Shares or Debt Securities issuable upon exercise of Warrants or Rights also registered hereunder.

[5]	Included within the $200,000,000 aggregate offering price registered pursuant to Rule 457(o), as described in Note (1). No separate registration fee is required with respect to this line. Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required with respect to Class A Ordinary Shares or Debt Securities issuable upon exercise of Warrants or Rights also registered hereunder.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date